EXHIBIT 10.1
BANK OF CHINA

Loan Contract
(For Short Term)

The Borrower:	Luoshan finding Chemical Co., Ltd.
Business License No.:	4130282000056
Legal Representative:	Zhou Dianchang
Address:	Xicheng Industrial Zone, Luoshan
A/C and opening Bank:	Bank of China, Luoshan Sub-branch, 29925708092001
TEL:	0S76-2168518

The Lender:	Bank of China, Luoshan Sub-branch
Legal Representative:	Wang Yong'an
Address:	No.110 Chengguan Xidajie, Luoshan
TEL:	0376-2176253

According to the applicable laws, the Borrower and Lender, after reaching an agreement through negotiations, hereby enter into this contract pursuant to Borrowers application to Lender for a short-term Reaminbi loan.

Article 1  The Loan

The total loan amount (in capital letters) is RMI3 TEN MILLION exactly, RMB 10,000,000 (equivalent to US 1,250,000 dollars).

Article 2  Term

The loan term is twelve months, ranging from the designed Advance Date of the loan to the last designed Repayment Date of the loan. Shall the designed Advance Date be some particular period, the beginning day of that period shall be deemed as the outlined "Advance Date".

Article 3  Use

The loans credited under the Contract shall be solely used for purchasing raw materials and shall not be diverted on any other purposes of uses unless with a prior written consent of the Lender.

Article 4  Interest rate & Calculation

The annual interest rate: 5.58%, counted from the actual advance date and by actual loan days and amount with the calculation base of 360 days per annum.

The formula on interest calculation:

The interest due under this loan contract shall be collected by each quarter, say on March 20, June 30, September 20th and December 20 every year.

Article 5  Conditions on Loan Advance

Shall the Borrower fail to meet any one of the following conditions, the Lender has the right to refuse its application on the advance of the loan.

1)	submit the written advance application and related certifications on the uses of the loan five days earlier;

2)	the loan contract and its appendixes have all been effected;

3)	the guaranty under this Contract as said in Article 4 hereof has been effected;

4)	the Borrower has already established the bank accounts for the loan advance, interest and other expense payment and loan repayment accordingly;

5)	submit the Board Resolution and the Letter of Designation regarding this Loan Contract, which has been approved by the Board Meeting or other relevant authorities;

6)	submit the name-list and their signatory samples, the persons of whom shall sign either on the contract or voucher;

7)	there has no occurrence of default as said in Article 11 hereof;

8)	meet other conditions co-designated by both parties or pursuant to applicable laws & regulations.

Article 6  Loan Advance Date

The Borrower shall advance the total loan amount on March 31, 2006 by one time.

Article 7  Loan Advance Procedure

Each time as of the advance, the Borrower shall submit the advance application as required and complete all the relevant procedures as well.

Article 8  Payment on the Loan

The Borrower shall repay the principal and interest in full under the repayment schedule below.

Repayment Times	Repayment Date	Repayment Amount	Repayment Times	Repayment Date	Repayment Amount
1 (Bullet Loan)	2007-03-31	RMB 10,000,000

The Borrower may make adjustment to above repayment schedule subject to the written application 30-day earlier than the maturity date. Any changes or revision made to the schedule shall be co-confirmed by both parties in advance.

The repayment in advance is allowed but subject to a fifteen-day prior notice to the Lender while the Lender has the right to collect the 10% interest payable on the advance payment part as the compensation. Whereas, the prepayment shall not be re-advanced once approved by the Lender.

Article 9  Guaranty

The total loan under this Contract shall adopt the 1) and 2) methods to provide guaranty:

1)
Mr. Zhou Dianchang and Mr. Wang Guiquan have the joint liability to provide the guaranty on loan repayment and thereby shall sign the separate Guarantee Contract numbered 2006 LuoZhongYinBaoZi No. 001 and 2006 LuoZhongYinBaoZi No. 002 with the Bank of China.

2)	Luoshan Ending Chemical Co., Ltd. shall also provide security and sign a separate Security Contract numbered 2006 LuoZhongYinDiZi No 001 with the Bank of China.

When the financial conditions of the guarantor deteriorates, its solvency distinctively descends, or its guarantee capability is distinctively weakened or forfeited because the guaranty devalues, is damaged or destroyed, the Lender has the right to request either new guaranty or to replace the Guarantor for the security on the loan.

Article 10  Declaration and Warranties

The Borrower hereby makes the declaration as follows:

1)	that the Borrower is legally registered and incorporated;

2)	that the Borrower has obtained the warrant required under this Contract;

3)	that all the files, data, statements and vouchers provided by the Borrower are true, accurate, integrate and effective;

4)	that the Borrower has not hidden any following occurrence or possible occurrence which might affect the judgment towards its contract performance:

i)	if there have any big severe law breaches and violation behaviors or claims on compensation related to either the Borrower or its key management;

ii)	if the Borrower has any default under other contracts;

iii)	if the Borrower has assumed any debts, contingent liability or the security and guaranty to the third party;

iv)	if there has any lawsuit or arbitration suspended; and

v)	other occasions that might affect the financial conditions and solvency of the Borrower.

The Borrower hereby makes the warranties as follows:

1)
that the Borrower assures to promptly provide the most updated financial statements and related materials requested by the Lender, including but not limited to the previous-year financial statements and other files or data regarding the financial conditions and operation results of the Borrower;

2)	that if the

3)	that the Borrower would fully cooperate with the Lender for purposes of supervision and inspection on uses of fund borrowed under this Loan Contract;

4)
that when the Borrower's registered capital, operational system or the organizational form of property ownership is materially changed, including but not limited to, the practices of contracting, leasing operations, joint operations, joint-stock reconstruction, mergers & acquisition, joint-venture or cooperation, split-off & subsidiaries establishment, the transfer of property ownership, capital reduction, winding-up, dissolution and bankruptcy application, a prior written notice shall be delivered to the Lender and the approval is required if any above actions could cause an unfavorable impact towards the solvency of the Borrower;

5)	that the Borrower's act as a guarantor to a third party would not have the material adverse effect on its solvency;

6)	that the liquidation sequence of the loan under this Contract is in priority than the loans from the Borrower’s shareholders and no less than those indebtedness of same category;

7)	that any of the following occurrences would be promptly noted to the Lender:

i)	any types of breach or violation either under this Contract or any other contracts;

ii)	when the Borrower alters its accreditation, amends the articles of association, replaces its key management personnel, or makes key resolutions on the internal organizational framework;

iii)	when any material changes on Borrower's finance occurs or its financial conditions deteriorates;

iv)	when the Borrower has been involved into any kind of big lawsuits or arbitration cases; or

v)	when other issues that may significantly affect the Borrower's financial position or solvency have occurred

8)	that the Borrower shall deposit the full amount of the principal and interest due 15 days earlier to the account;

9)	that the loan settlement under this Loan Contract shall be processed in the branches of the Bank of China with the total amount up to the requirements of the Lender; or

10)
that the Borrower shall not distribute the interests or dividends in any types when the net profit after tax in related financial years is either zero or negative or is not enough to offset the accumulated loss of previous years, or the profit before tax hasn't been used to liquidate the Lender's principal, interest and expenses due or insufficient to pay the principal, interest and expenses of next term.

Article 11  Defaults & Disposal

In case Party A fails to repay the loan on schedule and neither reaches any further agreement, Party B shall collect the overdue interest with a daily rate of 2.1 of ten thousand percent.

In case that the Borrower uses the loan on any other purposes rather than the contractual one, the Lender has the right to impose a penalty interest rate of a daily 5 of ten thousand percent on the embezzled amount.

The Lender may cease to release or cancel the loan funds unused by the Borrower and unilaterally declare all principals under the Loan Contract become due in advance in case of any following events occurred:

1)	if the Borrower is delinquent to repay the principal and interest overdue for over 30 days;

2)	if the embezzlement of the total loan amount overdue exceeds RMB 5 million;

3)	if the Borrower violates its declaration to be true or its warranties in Article 14;

4)	if the Borrower has any defaults or breaches under other contracts;

5)	if the Guarantor or mortgager has any breach under the guaranty that may affect its performance on the contractual obligations;

6)	if the operation of the Borrower terminates, wind-up, withdraws or goes into bankruptcy;.

7)	if the financial conditions of the Borrower or its Guarantor is significantly affected; or

S) if the Borrower fails to provide new guaranty when the old ones have been devalued, damaged, destroyed, sealed up or frozen.

Article 12  Deduction

The Borrower hereby irrevocably authorizes the Lender to directly withdraw funds from its deposit accounts in the Bank of China for the recovery of the principal, interest, penalty interest and other fees unpaid subject to the approval of the Borrower.

Article 13  Taxes & Expenses

The Borrower shall undertake the taxes and expenses incurred under this Contract, its performance and related disputes settlement, including but not limited to the stamp duty, interest withholding tax, legal fare, execution charge, attorney fee, notarial charge and etc.

Article 14  Cancellation, Transfer & Preservation of the Rights

The Borrower shall fully repay the loan in terms of the Contract and shall only make a cancellation proposal subject to the approval of the Lender.

Without the written approval of the Lender, the Borrower shall not transfer anything under this Contract to the third ply

Article 15  Alteration & Termination

Upon the mutual written approval, the Loan Contract can be revised, complemented or terminated with all the revised and supplementary part inseparable to the whole Contract.

Article 16  Applicable laws, disputes settlement and jurisdiction

This Loan Contract is under the jurisdiction of PRC laws.

Any disputes concerning the contract shall be resolved through mutual negotiations initially; shall this fail, following method can be adopted as agreed by both parties: apply the legal procedure at the local court where Lender locates.

Article 17  Appendix

The appendixes attached hereafter and other related documents & materials confirmed by both parties under this Loan Contract are inseparable components to this Loan Contract and holds equivalent legal force.

Article 18  Validation

This Loan Contract shall become effective once signed by legal representatives or authorized representatives with official seals of both parties.

This Loan Contract is in quadruple with each party holding one copy of equivalent legal force.

Article 19  Remarks

Both the Lender and the Borrower have fully negotiated regarding the terms and conditions under this Loan Contract. The Lender has

Borrower:	Luoshan Jinding Chemical Co., Ltd.	Lender:	Bank of China, Luoshan Sub-branch

Legal Representative or Authorized Representative:		Legal Representative or Authorized Representative:
Zhou Dianchang		Fan Wanzhou
(Signature)		(Signature)

/s/ Zhou Dianchang		/s/ Fan Wanzhou

Date: March 31, 2006.